Exhibit 8.2

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2250 www.dlapiper.com

August 16, 2021

Navitas Semiconductor Limited

22 Fitzwilliam Square South

Dublin, D02 FH68

Ireland

Ladies and Gentlemen:

We have acted as counsel to Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) and domesticated as a limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware” and, together with Navitas Ireland, “Navitas”), in connection with the preparation and execution of the Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021 (the “Agreement”), by and among Live Oak Acquisition Corp. II, a Delaware corporation (“LOKB”), Live Oak Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Navitas. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement (as defined below).

The Tender Offer and the Merger and certain other matters contemplated by the Agreement are described in the Registration Statement filed by LOKB with the Securities and Exchange Commission on Form S-4 (Registration No. 333-256880) on the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Tender Offer and the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement and will be effective under applicable state and Irish law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Effective Time of the statements, representations and warranties made by LOKB, Merger Sub and Navitas in the Agreement and the Registration Statement; (iii) the continuing truth and accuracy at all times through the Effective Time of the certificates of representations provided to us by LOKB, Merger Sub and Navitas on the date hereof; and (iv) that any such statements, representations or warranties made “to the knowledge,” or based on belief or intention, or similarly qualified, are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

Navitas Semiconductor Limited

August 16, 2021

In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of the originals of such latter documents), that the signatures on all documents examined by us are genuine, and such documents reflect all material terms of the agreements between the parties to such documents, that the parties to such documents will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms. We have further assumed that the parties to the documents described herein will comply with all of their respective covenants, agreements and undertakings contained in those documents and that the transactions contemplated thereby will be carried out by the parties thereto in accordance with their terms. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurance that changes in the law will not take place that could affect the conclusions expressed herein, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the legal statements under the heading “The Business Combination—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations for Navitas Shareholders” in the Registration Statement constitute our opinion as to the United States federal income tax law matters described therein.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to any other matters, including any tax consequences arising under any state, local or non-U.S. law, with respect to other areas of U.S. federal taxation, or with respect to any persons other than Navitas Shareholders. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is being delivered prior to the consummation of the Tender Offer and the Merger and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Navitas Semiconductor Limited

August 16, 2021

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

DLA Piper LLP (US)